Exhibit (j)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 87 to Registration Statement No. 811-4993 of Nicholas Income Fund, Inc., on Form N-1A of our report dated February 3, 2003 appearing in the Annual Report of Nicholas Income Fund, Inc. for the year ended December 31, 2002, and to the references to us under the headings "Financial Highlights" and "Independent Auditors" in the prospectus and "Independent Auditors" and "Financial Information" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois

April 25, 2003